EXHIBIT 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this proxy statement of Atlantic Bancshares, Inc. of our report dated March 29, 2010, on the consolidated financial statements of Atlantic Bancshares, Inc. and Subsidiary as of and for the year ended December 31, 2009.

/s/ Elliott Davis, LLC

May 27, 2010

Columbia, South Carolina